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                                EXHIBIT 3

                            POWER OF ATTORNEY


     Power of Attorney, dated as of February 4, 2000 for Waddell & Reed Financial Services, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for Allscripts, Inc. on October 10, 2000, Accession Number 0000912057-00-044213 and incorporated herein by reference.

     Power of Attorney, dated as of February 4, 2000 for Waddell & Reed, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for Allscripts, Inc. on October 10, 2000, Accession Number 0000912057-00-044213 and incorporated herein by reference.

     Power of Attorney, dated as of February 4, 2000 for Waddell & Reed Investment Manage ment Company Financial Services, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for Allscripts, Inc. on October 10, 2000, Accession Number 0000912057-00-044213 and incorporated herein by reference.